NEWS RELEASE

	Contacts:	Claire Hart, Senior Vice President Alon USA Partners GP, LLC 972-367-3649
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/ Sheila Stuewe Dennard ▪ Lascar Associates, LLC 713-529-6600 Media: Blake Lewis Lewis Public Relations 214-635-3020 Ruth Sheetrit SMG Public Relations 011-972-547-555551
Alon USA Partners Reports Second Quarter Results

Declares Quarterly Cash Distribution
Partnership schedules conference call for August 7, 2013 at 10:00 a.m. Eastern
DALLAS, TEXAS, August 5, 2013 - Alon USA Partners, LP (NYSE: ALDW) (the “Partnership”) today announced results for the second quarter of 2013. Net income for the second quarter of 2013 was $45.3 million, or $0.73 per unit, compared to $100.2 million for the same period last year. Net income for the first half of 2013 was $138.8 million, or $2.22 per unit, compared to $148.3 million for the same period last year.
The Board of Directors of Alon USA Partners GP, LLC, the general partner of Alon Partners, declared a distribution of $0.71 per unit payable in cash on August 23, 2013 to common unitholders of record at the close of business on August 16, 2013. Cash available for distribution for the three months ended June 30, 2013 totaled $44.1 million.
Paul Eisman, CEO and President, commented, “Our Big Spring Refinery had an excellent operational quarter recording its highest ever quarterly crude throughput of 70,807 barrels per day with total throughput of 72,124 barrels per day. We experienced a sharp decline in the WTI to WTS spread, declining approximately $11 per barrel for the second quarter compared to first quarter of 2013. The Gulf Coast 3/2/1 crack spreads declined by approximately $7 per barrel for the second quarter compared to first quarter of 2013. We are focused on opportunities to improve our assets and are planning a project that will be implemented during the Big Spring turnaround in 2014 that will increase overall distillate yield by 2% and will also increase total refinery throughput by 3,000 barrels per day.
“In addition, in the second quarter we were impacted by sharp increases in RINs prices. We recorded approximately $8 million of costs in the second quarter for RINs obligations. We are actively working to mitigate these costs primarily by blending biodiesel into our Big Spring product beginning in September. We anticipate at current RINs pricing that our RINs obligation at Big Spring for the year will be approximately $20 million.
“Looking forward to the third quarter, we expect total throughput at Big Spring to average approximately 69,000 barrels per day.”
SECOND QUARTER 2013
Refinery operating margin was $16.21 per barrel for the second quarter of 2013 compared to $25.79 per barrel for the same period in 2012. This decrease is mainly due to lower Gulf Coast 3/2/1 crack spreads and a narrowing WTI to WTS spread. The refinery's throughput for the second quarter of 2013 averaged 72,124 barrels per day ("bpd") compared to 64,558 bpd for the same period in 2012. Throughput for the second quarter of 2012 was impacted by downtime for the planned regeneration of our reformer catalyst and replacement of several catalyst beds during the period.
The average Gulf Coast 3/2/1 crack spread was $21.17 per barrel for the second quarter of 2013 compared to $26.04 per barrel for the second quarter of 2012. The average WTI to WTS spread for the second quarter of 2013 was $0.36 per barrel compared to $5.36 per barrel for the same period in 2012.

YEAR-TO-DATE 2013
Refinery operating margin was $21.85 per barrel for the first half of 2013 compared to $20.32 per barrel for the same period in 2012. This increase is mainly due to a wider WTI to WTS spread partially offset by lower Gulf Coast 3/2/1 crack spreads. The refinery's throughput for the first half of 2013 averaged 65,835 bpd compared to 67,035 bpd for the same period in 2012.
The average Gulf Coast 3/2/1 crack spread was $24.76 per barrel for the first half of 2013 compared to $25.41 per barrel for the same period in 2012. The average WTI to WTS spread for the first half of 2013 was $5.86 per barrel compared to $3.76 per barrel for the same period in 2012.

CONFERENCE CALL
The Partnership has scheduled a conference call which will also be webcast live on Wednesday, August 7, 2013 at 10:00 a.m. eastern time (9:00 a.m. central time), to discuss the second quarter 2013 results. To access the call, please dial 800-941-6009 or 480-629-9722, for international callers, at least 10 minutes prior to the start time and ask for the Alon USA Partners, LP call. Investors may also access the live webcast on the Alon Partners website,
http://www.alonpartners.com by logging on that site and clicking "Investors." A telephonic replay of the conference call will be available through August 21, 2013, and may be accessed by calling 800-406-7325, or 303-590-3030, for international callers, and using the passcode 4630534#. The archived webcast will also be available at www.alonpartners.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at Dennard ▪ Lascar Associates at 713-529-6600 or email dwashburn@dennardlascar.com.
This release serves as qualified notice to nominees under Treasury Regulation Section 1.1446-4(b). Please note that 100% of Alon Partners' distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Alon Partners' distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Alon Partners, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
Alon USA Partners, LP is a Delaware limited partnership formed in August 2012 by Alon USA Energy, Inc. ("Alon Energy") (NYSE: ALJ). Alon Partners owns and operates a crude oil refinery in Big Spring, Texas with total throughput capacity of approximately 70,000 barrels per day. Alon Partners refines crude oil into finished products, which is marketed primarily in West Texas, Central Texas, Oklahoma, New Mexico and Arizona through its wholesale distribution network to both Alon Energy's retail convenience stores and other third-party distributors.

- Tables to follow -

ALON USA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED
EARNINGS RELEASE

RESULTS OF OPERATIONS - FINANCIAL DATA (ALL INFORMATION IN THIS PRESS RELEASE EXCEPT FOR BALANCE SHEET DATA AS OF DECEMBER 31, 2012, IS UNAUDITED)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
		Predecessor (B)		Predecessor (B)
	(dollars in thousands, except per unit data, per barrel data and pricing statistics)
STATEMENTS OF OPERATIONS DATA: (A)
Net sales (1)	$865,694	$823,769	$1,669,861	$1,708,043
Operating costs and expenses:
Cost of sales	767,322	672,270	1,417,525	1,460,164
Direct operating expenses	27,314	25,073	57,736	47,743
Selling, general and administrative expenses	5,065	3,909	12,730	7,754
Depreciation and amortization	11,243	11,424	23,307	23,390
Total operating costs and expenses	810,944	712,676	1,511,298	1,539,051
Operating income	54,750	111,093	158,563	168,992
Interest expense	(8,970)	(5,683)	(18,362)	(10,757)
Interest expense - related parties	—	(4,266)	—	(8,533)
Other income (loss), net	14	(4)	18	17
Income before state income tax expense	45,794	101,140	140,219	149,719
State income tax expense	473	917	1,373	1,420
Net income	$45,321	$100,223	$138,846	$148,299
Earnings per unit	$0.73		$2.22
Weighted average common units outstanding (in thousands)	62,502		62,502
CASH FLOW DATA:
Net cash provided by (used in):
Operating activities	$(13,403)	$143,668	$153,243	$187,143
Investing activities	(7,257)	(11,823)	(13,976)	(19,104)
Financing activities	(143,128)	(126,105)	(178,584)	(262,286)
OTHER DATA:
Adjusted EBITDA (2)	$66,007	$122,513	$181,888	$192,399
Capital expenditures	6,216	5,820	9,157	11,042
Capital expenditures for turnaround and chemical catalyst	1,041	6,003	4,819	8,062
KEY OPERATING STATISTICS:
Per barrel of throughput:
Refinery operating margin (3)	$16.21	$25.79	$21.85	$20.32
Refinery direct operating expense (4)	4.16	4.27	4.85	3.92
PRICING STATISTICS:
Crack spreads (per barrel):
Gulf Coast 3/2/1 (5)	$21.17	$26.04	$24.76	$25.41
WTI crude oil (per barrel)	$94.20	$93.45	$94.23	$98.23
Crude oil differentials (per barrel):
WTI less WTS (6)	$0.36	$5.36	$5.86	$3.76
Product price (dollars per gallon):
Gulf Coast unleaded gasoline	$2.69	$2.80	$2.77	$2.89
Gulf Coast ultra-low sulfur diesel	2.86	2.95	2.97	3.05
Natural gas (per MMBtu)	4.02	2.35	3.76	2.43

	June 30, 2013	December 31, 2012
BALANCE SHEET DATA (end of period):	(dollars in thousands)
Cash and cash equivalents	$26,684	$66,001
Working capital	(24,973)	1,702
Total assets	729,815	763,423
Total debt	245,312	295,311
Total partners' equity	192,443	181,726

(A)
Earnings per unit information is not presented for the three and six months ended June 30, 2012 as there was no common equity or potential common equity publicly traded during that period and therefore is not required by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") topic 260, Earnings per share.

(B)
The information presented contains the unaudited combined financial results of Alon USA Partners, LP Predecessor ("Predecessor"), our predecessor for accounting purposes, for the three and six months ended June 30, 2012.

THROUGHPUT AND PRODUCTION DATA:	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
			Predecessor				Predecessor
	bpd	%	bpd	%	bpd	%	bpd	%
Refinery throughput:
WTS crude	53,627	74.4	52,250	81.0	49,446	75.1	53,898	80.4
WTI crude	17,180	23.8	10,738	16.6	14,380	21.8	11,472	17.1
Blendstocks	1,317	1.8	1,570	2.4	2,009	3.1	1,665	2.5
Total refinery throughput (7)	72,124	100.0	64,558	100.0	65,835	100.0	67,035	100.0
Refinery production:
Gasoline	35,057	48.7	30,885	47.8	32,436	49.4	33,012	49.2
Diesel/jet	24,748	34.4	21,242	32.9	22,038	33.6	21,739	32.5
Asphalt	4,453	6.2	4,041	6.2	3,909	6.0	4,288	6.4
Petrochemicals	4,628	6.4	3,838	5.9	4,179	6.4	3,988	6.0
Other	3,088	4.3	4,655	7.2	3,029	4.6	3,921	5.9
Total refinery production (8)	71,974	100.0	64,661	100.0	65,591	100.0	66,948	100.0
Refinery utilization (9)		101.2%		98.9%		97.1%		97.8%

CASH AVAILABLE FOR DISTRIBUTION DATA:	For the Three Months Ended
June 30, 2013
(dollars in thousands, except per unit data)

Net sales	$865,694
Operating costs and expenses:
Cost of sales	767,322
Direct operating expenses	27,314
Selling, general and administrative expenses	5,065
Depreciation and amortization	11,243
Total operating costs and expenses	810,944
Operating income	54,750
Interest expense	(8,970)
Other income, net	14
Income before state income tax expense	45,794
State income tax expense	473
Net income	45,321
Adjustments to reconcile net income to Adjusted EBITDA:
Interest expense	8,970
State income tax expense	473
Depreciation and amortization	11,243
Adjusted EBITDA	66,007
Adjustments to reconcile Adjusted EBITDA to cash available for distribution before special expenses:
less: Maintenance/growth capital expenditures	6,216
less: Turnaround and catalyst replacement capital expenditures	1,041
less: Major turnaround reserve	1,150
less: Principal payments	625
less: State income tax expense	473
less: Interest paid in cash	8,296
Cash available for distribution before special expenses	48,206
less: Special turnaround reserve	4,104
Cash available for distribution	$44,102

Common units outstanding (in 000's)	62,502

Cash available for distribution per unit	$0.71
________________

(1)
Includes sales to related parties of $156,043 and $148,171 for the three months ended June 30, 2013 and 2012, respectively, and $297,942 and $298,734 for the six months ended June 30, 2013 and 2012, respectively.

(2)
Adjusted EBITDA represents earnings before state income tax expense, interest expense, depreciation and amortization, and gain on disposition of assets. Adjusted EBITDA is not a recognized measurement under GAAP; however, the amounts included in Adjusted EBITDA are derived from amounts included in our consolidated financial statements. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of state income tax expense, interest expense, gain on disposition of assets and the accounting effects of capital expenditures and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
The following table reconciles net income to Adjusted EBITDA for the three and six months ended June 30, 2013 and 2012, respectively:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
		Predecessor		Predecessor
	(dollars in thousands)
Net income	$45,321	$100,223	$138,846	$148,299
State income tax expense	473	917	1,373	1,420
Interest expense	8,970	5,683	18,362	10,757
Interest expense - related parties	—	4,266	—	8,533
Depreciation and amortization	11,243	11,424	23,307	23,390
Adjusted EBITDA	$66,007	$122,513	$181,888	$192,399

(3)
Refinery operating margin is a per barrel measurement calculated by dividing the margin between net sales and cost of sales by the refinery's throughput volumes. Industry-wide refining results are driven and measured by the margins between refined product prices and the prices for crude oil, which are referred to as crack spreads. We compare our refinery operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

The refinery operating margin excludes charges of $8,016 related to RINs obligations for the three and six months ended June 30, 2013.

(4)	Refinery direct operating expense is a per barrel measurement calculated by dividing direct operating expenses by total throughput volumes.

(5)
We compare our refinery operating margin to the Gulf Coast 3/2/1 crack spread. A Gulf Coast 3/2/1 crack spread is calculated assuming that three barrels of WTI crude oil are converted, or cracked, into two barrels of Gulf Coast conventional gasoline and one barrel of Gulf Coast ultra-low sulfur diesel.

(6)	The WTI/WTS, or sweet/sour, spread represents the differential between the average value per barrel of Cushing WTI crude oil and the average value per barrel of Midland WTS crude oil.

(7)	Total refinery throughput represents the total barrels per day of crude oil and blendstock inputs in the refinery production process.

(8)	Total refinery production represents the barrels per day of various refined products produced from processing crude and other refinery feedstocks through the crude units and other conversion units.

(9)	Refinery utilization represents average daily crude oil throughput divided by crude oil capacity, excluding planned periods of downtime for maintenance and turnarounds.